Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of United Bankshares, Inc. (“United Bankshares”) and Carolina Financial Corporation (“Carolina Financial”) after giving effect to the merger, the issuance of United common stock in connection therewith and the other transactions contemplated by the Agreement and Plan of Merger dated as of November 17, 2019 by and between United Bankshares and Carolina Financial.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 is presented as if the merger with Carolina Financial and the transactions that occurred therewith had occurred on March 31, 2020. The unaudited pro forma condensed combined income statements for the year ended December 31, 2019 and the three months ended March 31, 2020 are presented as if the merger and transactions that occurred therewith had occurred on January 1, 2019. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. United Bankshares is the acquirer for accounting purposes. United Bankshares has not had sufficient time to completely evaluate the fair value of the assets and liabilities as well identifiable intangible assets of Carolina Financial. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

A final determination of the acquisition consideration and fair values of Carolina Financial’s assets and liabilities will be based on the actual net tangible and intangible assets of Carolina Financial that existed as of the date of completion of the merger, which was after the close of business on May 1, 2020. Consequently, amounts preliminarily allocated to all assets and liabilities, goodwill and identifiable intangibles could change from those allocations used in the unaudited pro forma condensed combined financial statements presented and could result in a change in amortization of acquired intangible assets and amortization or accretion of other fair value adjustments.

In connection with the integration of the operations of United Bankshares and Carolina Financial, United Bankshares will incur nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities. United Bankshares is not fully able to determine the timing, nature and amount of these charges as of the date of this filing. However, these charges will affect the results of operations of United Bankshares, in the period in which they are incurred. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and were not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

United Bankshares’ separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included in United Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2019;

•

Carolina Financial’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included in Carolina Financial’s Annual Report on Form 10-K for the year ended December 31, 2019;

•

United Bankshares’ separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2020, included in United Bankshares’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and

•	other information pertaining to United Bankshares and Carolina Financial in previous filings with the Securities and Exchange Commission.

UNITED BANKSHARES

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31, 2020	Year Ended December 31, 2019
INCOME STATEMENT:
Net interest income	$184,536	$725,911
Provision for loan losses	30,089	35,866

Net interest income after provision for loan losses	154,447	690,045
Noninterest income	48,111	197,594
Noninterest expense	132,010	487,825

Income before income taxes	70,548	399,814
Income taxes	14,355	81,049

Net income	$56,194	$318,765

	As of March 31, 2020
BALANCE SHEET:
Cash and cash equivalents	$1,628,407
Net loans	16,870,759
Total assets	25,246,402
Deposits	17,602,333
Borrowings	3,115,342
Shareholders’ equity	4,149,125

PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

UNITED BANKSHARES

As of March 31, 2020

(In thousands)	As Reported					United Bankshares & Carolina Financial Pro Forma Combined
	United Bankshares	Carolina Financial	Proforma Adjustments
ASSETS
Cash and due from bank	$248,238	$63,707	$(2,514)	(a	)	$309,431
Interest-bearing deposits with other banks	1,087,772	230,381				1,318,153
Federal funds sold and securities purchased under agreements to resell	823	0				823
Securities available for sale	2,417,521	829,851				3,247,372
Securities held to maturity	1,226	0				1,226
Securities - equities	9,013	0				9,013
Securities - other	245,655	23,605				269,260
Loans held for sale	503,514	39,792				543,306
Loans (net of unearned income)	13,855,558	3,189,623	4,447	(b	)	17,049,628
Less: allowance for loan losses	(154,923)	(19,517)	(4,429)	(c	)	(178,869)

Net loans	13,700,635	3,170,106	18			16,870,759
Bank premises and equipment	96,169	85,318				181,487
Operating lease right-of-use assets	57,280	17,767				75,047
Goodwill	1,478,014	184,259	69,090	(d	)	1,731,363
Mortgage servicing rights	0	23,601				23,601
Other intangibles	28,354	15,778	6,412	(e	)	50,544
Other assets	496,439	118,175	403	(f	)	615,017

Total Assets	$20,370,653	$4,802,340	$73,409			$25,246,402

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,837,538	$224,913				$5,062,451
Interest-bearing deposits	9,176,630	3,356,330	6,922	(g	)	12,539,882

Total deposits	14,014,168	3,581,243	6,922			17,602,333
Federal funds purchased	0	0				0
Securities sold under agreements to repurchase	124,561	0				124,561
FHLB borrowings	2,326,282	384,000	(970)	(h	)	2,709,312
Other long-term borrowings	236,479	42,786	2,204	(i	)	281,469
Operating lease liabilities	60,887	18,197				79,084
Other liabilities	264,574	35,187	757	(j	)	300,518

Total Liabilities	17,026,951	4,061,413	8,913			21,097,277

SHAREHOLDERS’ EQUITY:
Preferred stock	0	0				0
Common stock	264,211	248	69,831	(k	)(l)	334,290
Surplus	2,141,266	514,408	233,343	(k	)(l)	2,889,017
Retained earnings	1,092,827	231,956	(244,363)	(k	)	1,080,420
Accumulated other comprehensive (loss) income	(16,171)	(5,685)	5,685	(k	)	(16,171)
Treasury stock	(138,431)	0				(138,431)

Total Shareholders’ equity	3,343,702	740,927	64,496			4,149,125

Total Liabilities and Shareholders’ Equity	$20,370,653	$4,802,340	$73,409			$25,246,402

See notes to the unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED INCOME STATEMENT (UNAUDITED)

UNITED BANKSHARES

For the Three Months Ended March 31, 2020

	As Reported					United Bankshares & Carolina
(In thousands, except share data)	United Bankshares	Carolina Financial	Pro Forma Adjustments			Financial Pro Forma Combined
Interest income	$180,482	$50,706	$1,030	(m	)	$232,218
Interest expense	38,964	9,873	(1,155)	(n	)	47,682

Net Interest Income	141,518	40,833	2,185			184,536
Provision for credit losses	27,119	2,970				30,089

Net interest income after provision for credit losses	114,399	37,863	2,185			154,447
Non-interest income	36,806	11,305				48,111
Non-interest expense	101,133	32,091	(1,214)	(p	)	132,010

Income Before Income Taxes	50,072	17,077	3,399			70,548
Provision for income taxes	9,889	3,674	791	(q	)	14,354

Net Income	$40,183	$13,403	$2,608			$56,194

Net income per common share:
Basic	$0.40	$0.54				$0.43
Diluted	$0.40	$0.54				$0.43

Average common shares outstanding
Basic	101,295,073	24,696,442	3,210,537	(r	)	129,202,052
Diluted	101,399,181	24,871,893	3,233,346	(r	)	129,504,420

See notes to the unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED INCOME STATEMENT (UNAUDITED)

UNITED BANKSHARES

For the Year Ended December 31, 2019

	As Reported		Pro Forma Adjustments
(In thousands, except share data)	United Bankshares	Carolina Financial				United Bankshares & Carolina Financial Pro Forma Combined
Interest income	$762,562	$177,116	$4,119	(m	)	$943,797
Interest expense	184,640	37,866	(4,620)	(n	)	217,886

Net Interest Income	577,922	139,250	8,739			725,911
Provision for credit losses	21,313	2,580	11,973	(o	)	35,866

Net interest income after provision for credit losses	556,609	136,670	(3,234)			690,045
Non-interest income	150,484	47,110				197,594
Non-interest expense	382,654	103,092	2,079	(p	)	487,825

Income Before Income Taxes	324,439	80,688	(5,313)			399,814
Provision for income taxes	64,340	17,948	(1,239)	(q	)	81,049

Net Income	$260,099	$62,740	$(4,074)			$318,765

Net income per common share:
Basic	$2.55	$2.83				$2.52
Diluted	$2.55	$2.80				$2.51

Average common shares outstanding
Basic	101,585,599	22,168,082	2,881,851	(r	)	126,635,532
Diluted	101,852,577	22,385,127	2,910,067	(r	)	127,147,771

See notes to the unaudited pro forma condensed combined financial information.

NOTE A – BASIS OF PRESENTATION

After the close of business on May 1, 2020, United Bankshares consummated its merger with Carolina Financial. Carolina Financial was merged with and into United Bankshares. At the effective time of the merger, Carolina Financial ceased to exist and United Bankshares survived and continues to exist as a West Virginia corporation.

At the effective time of the merger, each outstanding share of common stock of Carolina Financial, restricted stock and restricted stock units was converted into the right to receive 1.13 shares of United Bankshares common stock, par value $2.50 per share. Each outstanding Carolina Financial stock option, at such option holder’s election, (i) was converted into an option to purchase United Bankshares common stock or (ii) was entitled to receive cash consideration equal to the difference between (a) the option’s exercise price and (b) $28.99, representing the volume weighted average trading price of the Carolina Financial common stock on NASDAQ for the twenty full trading days ending on the second trading day immediately preceding the closing date (the “CFC Closing Price”) multiplied by the number of shares of Carolina Financial common stock subject to such stock options. Each restricted stock grant, restricted stock unit grant or any other award of a share of Carolina Financial common stock subject to vesting, repurchase or other lapse restriction under a Carolina Financial stock plan (other than a stock option) (each, a “Stock Award”) that was outstanding immediately prior to the effective time of the Merger, vested in accordance with the terms of the Carolina Financial stock plan and at the election of the holder (i) converted into the right to receive shares of United Bankshares common stock based on the 1.13 exchange ratio or (ii) converted into cash in an amount equal to the CFC Closing Price multiplied by the shares of Carolina Financial common stock subject to the Stock Award.

As a result of the merger, United Bankshares issued approximately 28.0 million shares of its common stock for all of Carolina Financial’s outstanding common stock, restricted stock and restricted stock units, and issued options to purchase approximately 117 thousand shares of its common stock upon conversion of Carolina Financial’s stock options. Cash in the amount of $2.47 million was paid by Carolina Financial to holders of outstanding stock options, restricted stock grants, restricted stock unit grants and other awards of Carolina Financial common stock subject to vesting who elected to receive cash consideration in lieu of United common stock. United paid approximately $47 thousand in cash to holders of Carolina Financial common stock and restricted stock in lieu of fractional shares of United Bankshares common stock. The payment of cash in lieu of fractional shares was funded by cash on hand at United.

After the effective time of the merger, CresCom Bank, a wholly-owned subsidiary of Carolina Financial, merged with and into United Bank, a wholly-owned subsidiary of United Bankshares. United Bank survived the bank merger and continues to exist as a Virginia banking corporation.

The unaudited pro forma condensed combined financial information of United Bankshares’ financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with Carolina Financial was consummated on January 1, 2019 for purposes of the unaudited pro forma condensed combined statement of income and on March 31, 2020 for purposes of the pro forma balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Carolina Financial at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Carolina Financial’s tangible, and identifiable intangible, assets and liabilities as of the closing date and any differences could be material.

NOTE B – PRO FORMA ADJUSTMENTS

(In thousands, except share data)

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates and assumptions that are subject to change.

(a)

Represents the amount paid in cash by United Bankshares to holders of Carolina Financial common stock and restricted stock in lieu of fractional shares of United Bankshares common stock and the amount of cash paid by Carolina Financial to holders of outstanding stock options, restricted stock grants, restricted stock unit grants and other awards of Carolina Financial common stock subject to vesting who elected to receive cash consideration in lieu of United common stock.

(b)

A fair value adjustment was recorded to Carolina Financial’s outstanding loan portfolio. This fair value adjustment was based on (1) current market interest rates and spreads including consideration for liquidity concerns and (2) United Bankshares’ initial evaluation of credit deterioration identified in the Carolina Financial’s loan portfolio. Loans were adjusted for credit deterioration of the acquired loan portfolio (PCD loans) in the amount of $11,973. Acquired non-PCD loans were adjusted by $11,973 through provision for credit losses expense. A downward interest-rate fair value adjustment of $16,477 was also recorded on Carolina Financial’s outstanding loan portfolio. In addition, a downward fair value adjustment of $20,924 from prior mergers of Carolina Financial was reversed. Subsequent to the completion of the merger, United Bankshares will use an independent third party to determine the fair value related to market interest rates of the acquired loans that could significantly change the amount of the estimated fair value adjustment.

(c)

The allowance for loan losses of Carolina Financial is eliminated. Purchased loans acquired in a business combination are required to be recorded at fair value and the recorded allowance of the acquired company may not be carried over.

(d)

Previous goodwill in the amount of $184,259 of Carolina Financial is eliminated. Goodwill of $253,349 generated as a result of the total purchase price based on United Bankshares’ stock price of $29.11 as of May 1, 2020 and the fair value of assets purchased exceeding the fair value of liabilities assumed is recorded. The following table depicts the sensitivity of the purchase price and resulting goodwill to changes in the price of United Bankshares’ common stock.

(Unaudited, in thousands)	Purchase Price	Estimated Goodwill
As presented in pro forma	$817,877	$253,349
Up 10%	899,477	334,949
Down 10%	736,277	171,749

(e)

Previous other intangibles in the amount of $15,778 of Carolina Financial is eliminated. New amount of $22,190 representing United Bankshares’ estimate of the fair value of the core deposit intangible asset to be recorded. The estimate represents a 1% premium on Carolina Financial’s core deposits. The actual amount of such core deposit intangible asset will be determined at the completion of the merger and will be valued by an independent third party that could change the amount of the adjustment significantly.

(f)	Deferred taxes associated with the adjustments to record the assets and liabilities of Carolina Financial at fair value were recognized using United Bankshares’ statutory rate of 23.3%.

(g)

An upward fair value adjustment of $8,342 was recorded to Carolina Financial’s outstanding deposit liabilities to reflect current market interest rates. In addition, an upward fair value adjustment of $1,420 from prior mergers of Carolina Financial was reversed. Subsequent to the closing of the merger, United Bankshares will use an independent third party to determine the fair value of the assumed deposit liabilities that could significantly change the amount of the estimated fair value adjustment.

(h)

A downward fair value adjustment of $970 was recorded to Carolina Financial’s outstanding FHLB borrowings to reflect current market interest rates and spreads for comparable instruments. Upon completion of the merger, United Bankshares will use an independent third party to determine the fair value of the assumed FHLB borrowings. Subsequent to the closing of the merger, the amount and timing of the estimated fair value adjustments could be revised significantly.

(i)

Within other long-term borrowings on the balance sheet, an upward fair value adjustment of $175 was recorded to Carolina Financial’s outstanding junior subordinated debt and downward fair value adjustment of $2,301 was recorded on Carolina Financial’s trust preferred issuances to reflect current market interest rates and spreads for comparable instruments. In addition, an upward fair value adjustment of $127 to outstanding junior subordinated debt and a downward fair value adjustment of $4,457 on trust preferred issuances from prior mergers of Carolina Financial were reversed. Upon completion of the merger, United Bankshares will use an independent third party to determine the fair value of the assumed junior subordinated debt and trust preferred issuances. Subsequent to the closing of the merger, the amount and timing of the estimated fair value adjustments could be revised significantly.

(j)

Represents the net current liability for the expense incurred and taxes owed by recipients of the cash paid by Carolina Financial to holders of outstanding stock options, restricted stock grants, restricted stock unit grants and other awards of Carolina Financial common stock subject to vesting who elected to receive cash consideration in lieu of United common stock

(k)	Adjustments representing the elimination of the historical equity of Carolina Financial as part of the purchase accounting adjustments.

(l)

Recognition of the equity portion of the merger consideration. The adjustment to common stock represents the $2.50 par value of shares of United Bankshares common stock issued to effect the transaction. The adjustment to surplus represents in the amount of equity consideration above the par value of United Bankshares’ common stock issued.

(m)

Represents the accretion of the fair value adjustment on portfolio loans assuming the merger closed on January 1, 2019. This consists of an accretion of $1,030 and $4,119, respectively, for the three months ended March 31, 2020 and the year ended December 31, 2019 related to the interest- rate fair value adjustment on the acquired loans. The average remaining life of the loans is approximately 4 years.

(n)

Represents net amortization of the premium on deposits and junior subordinated debt and net accretion of the discount on FHLB borrowings and trust preferred issuances assuming the merger closed on January 1, 2019. For purposes of the pro forma financial information, the following table reflects the respective amortization (accretion) amounts using the straight-line method and the average remaining life for each individual liability.

(Unaudited, dollars in thousands)	Average Remaining Life (Years)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Deposits	1.50	$1,390	$5,561
FHLB borrowings	1.30	(187)	(746)
Junior subordinated debt	5.00	9	35
Trust preferred issuances	10.00	(57)	(230)

(o)	Represents the provision for credit losses on acquired non-PCD loans.

(p)

Represents the amortization of the core deposit intangible to be acquired in the merger over an estimated useful life of ten years using the sum-of-the years digits method assuming the merger closed on January 1, 2019. The estimated amount of the amortization is $908 for the three months ended March 31, 2020 and $4,035 for the year ended December 31, 2019. Also includes the elimination of acquisition-related nonrecurring transaction costs incurred of $2,122 for the three months ended March 31, 2020 and $1,956 for the year ended December 31, 2019.

(q)	Applicable income taxes at a 23.3% rate less deferred taxes associated with the net amortization and accretion of the purchase accounting adjustments.

(r)	Weighted-average basic and diluted shares outstanding were adjusted to effect the transaction.

NOTE C – PRO FORMA ALLOCATION OF PURCHASE PRICE

The following table shows the pro forma allocation of the consideration paid for Carolina Financial’s common equity to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction:

Purchase price:
Fair value of common shares issued (28,031,501 shares), based on United Bankshares’ stock price of $29.11 as of May 1, 2020	$815,997
Fair value of stock options assumed	1,833
Cash paid for fractional shares	47

Total purchase price	817,877

Identifiable assets:
Cash and cash equivalents	294,088
Investment securities	853,456
Loans held for sale	39,792
Loans	3,182,097
Premises and equipment	85,318
Operating lease right-of-use assets	17,767
Mortgage servicing rights	23,601
Other intangibles	22,190
Other assets	115,788

Total identifiable assets	$4,634,097

Identifiable liabilities:
Deposits	$3,588,165
Short-term borrowings	0
Long-term borrowings	428,020
Operating lease liabilities	18,197
Other liabilities	35,187

Total identifiable liabilities	4,069,569

Net assets acquired including identifiable intangible assets	564,528

Resulting goodwill	$253,349

NOTE D – ESTIMATED AMORTIZATION/ACCRETION OF ACQUISITION ACCOUNTING ADJUSTMENTS

The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma combined financial statements on the future pre-tax net income of United Bankshares after the merger with Carolina Financial:

	For the Years Ended December 31,
(Unaudited, in thousands)	2020	2021	2022	2023	2024
Loans, net of unearned income	$2,746	$4,119	$4,119	$4,119	$1,374
Deposits	3,707	4,635	0	0	0
Core deposit intangible	(2,690)	(3,766)	(3,362)	(2,959)	(2,555)
FHLB borrowings	(497)	(473)	0	0	0
Junior subordinated debt	23	35	35	35	35
Trust preferred issuances	(153)	(230)	(230)	(230)	(230)

Decrease in pre-tax income	$3,136	$4,320	$562	$965	$(1,376)

The actual effect of purchase accounting adjustments on the future pre-tax income of United Bankshares will differ from these estimates based on the estimates of fair values as of the effective date of the merger and the use of different amortization methods than assumed above.

NOTE E– ESTIMATED COST SAVINGS AND MERGER-RELATED COSTS

Estimated cost savings, expected to approximate 25% of Carolina Financial’s annualized pre-tax operating expenses, are excluded from the pro forma analysis. Cost savings are estimated to be realized in the first year after acquisition. In addition, estimated merger-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and not indicative of what historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger-related costs are estimated to be approximately $50 million, before-tax.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving United’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.